EXHIBIT 4

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                              VDC CORPORATION LTD.

                              VDC (Delaware), INC.

                                       AND

                          SKY KING COMMUNICATIONS, INC.
















Effective Date:  December 10, 1997


                                TABLE OF CONTENTS



ARTICLE I:  MERGER OF SKY KING WITH AND INTO SUB  AND RELATED MATTERS                                             1

   1.1 The Merger.                                                                                                2

   1.2 Conversion of Stock.                                                                                       3

   1.3 Merger Consideration.                                                                                      4

   1.4 Additional Rights; Taking of Necessary Action; Further Action.                                             6

   1.5 Dissenters' Rights.                                                                                        6

   1.6 No Further Rights or Transfers.                                                                            6


ARTICLE II:  THE CLOSING                                                                                          6

   2.1 Closing Date.                                                                                              6

   2.2 Closing Transactions.                                                                                      7


ARTICLE III:  CERTAIN CORPORATE ACTION                                                                            9

   3.1 Sky King Corporate Action.                                                                                10

   3.2 Acquiror Corporate Action.                                                                                10


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES                                                                      10

   4.1 Representations and Warranties of Sky King and the Sky King Shareholders.                                 10

   4.2 Representations and Warranties of Acquiror and the Sub.                                                   17


ARTICLE V:  AGREEMENTS OF THE PARTIES                                                                            21

   5.1 Issuance of Securities of Acquiror prior to the Closing.                                                  21

   5.2 Anticipated Domestication of Acquiror; Possible Follow-on Merger.                                         22

   5.3 Access to Information.                                                                                    23

   5.4 Confidentiality; No Solicitation.                                                                         23

   5.5 Interim Operations.                                                                                       25

   5.6 Consents.                                                                                                 28

   5.7 Filings.                                                                                                  28

                                       i

   5.8 All Reasonable Efforts.                                                                                   28

   5.9 Public Announcements.                                                                                     28

   5.10 Notification of Certain Matters.                                                                         29

   5.11 Expenses.                                                                                                29

   5.12 Registration Rights.                                                                                     29

   5.13 Documents at Closing.                                                                                    32

   5.14 Prohibition on Trading in Acquiror and Sub Stock.                                                        33

   5.15 Anticipated Acquisition of the Principal Assets of PortaCom Wireless, Inc.                               33

   5.16 Production of Schedules and Exhibits.                                                                    34

   5.17 Acknowledgment of Approvals.                                                                             34


ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER                                                            34

   6.1 Conditions to Obligations of Sky King and the Sky King Shareholders.                                      35

   6.2 Conditions to Acquiror's and the Sub's Obligations.                                                       36


ARTICLE VII:  INDEMNIFICATION                                                                                    38

   7.1 Indemnification.                                                                                          38


ARTICLE VIII:  TERMINATION                                                                                       39

   8.1 Termination.                                                                                              39

   8.2 Notice and Effect of Termination.                                                                         40

   8.3 Extension; Waiver.                                                                                        40

   8.4 Amendment and Modification.                                                                               40


ARTICLE IX:  MISCELLANEOUS                                                                                       41

   9.1 Survival of Representations and Warranties.                                                               41

   9.2 Notices.                                                                                                  41

   9.3 Entire Agreement; Assignment.                                                                             42

   9.4 Binding Effect; Benefit.                                                                                  42

                                       ii

   9.5 Headings.                                                                                                 42

   9.6 Counterparts.                                                                                             42

   9.7 Governing Law.                                                                                            43

   9.8 Arbitration.                                                                                              43

   9.9 Severability.                                                                                             43

   9.10 Release and Discharge.                                                                                   43

   9.11 Certain Definitions.                                                                                     43


                             EXHIBITS AND SCHEDULES


EXHIBITS
--------

Exhibit 1.3(a)(i)                   Series A Certificate of Designation

Exhibit 1.3(a)(ii)                  Series B Certificate of Designation

Exhibit 1.3(c)(ii)                  Escrow Agreement

Exhibit 2.2(a)(ii)                  Investment Letter

Exhibit 2.2(b)(xii)                 Employment Agreement



SCHEDULES
---------

Schedule 4.1(a)                     Articles of Incorporation and Bylaws of Sky King
                                    Communications, Inc.

Schedule 4.1(d)                     Options, etc. - Sky King Communications, Inc.

Schedule 4.1(g)                     Litigation - Sky King Communications, Inc.

Schedule 4.1(l)                     Names and Service Marks - Sky King Communications, Inc.

Schedule 4.1(m)                     Leases and Agreements - Sky King Communications, Inc.

Schedule 4.1(n)                     Conflicting Interests - Sky King Communications, Inc.

Schedule 4.1(p)                     Certain Changes and Events - Sky King Communications, Inc.

Schedule 4.2(a)                     Memorandum of Association and Byelaws of VDC Corporation
                                    Ltd. and Articles of Incorporation and Bylaws of VDC (Delaware),
                                    Inc.

Schedule 4.2(d)(i)                  VDC Corporation Ltd. Warrants

Schedule 4.2(g)                     Legal Violations of VDC Corporation Ltd. and its Subsidiaries

Schedule 4.2(i)                     Litigation - VDC Corporation Ltd.

Schedule 5.5(a)(ix)                 Acquisitions by Sky King Communications, Inc.


                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into effective as of December 10, 1997, by and among VDC CORPORATION LTD, a Bermuda Corporation ("Acquiror"), VDC (Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), SKY KING COMMUNICATIONS, INC., a Connecticut corporation ("Sky King"), and those individuals and entities whose names appear on the signature page hereof in their capacity as holders of the outstanding common stock of Sky King (the "Sky King Shareholders").


                                    Recitals


         WHEREAS, the parties hereto entered into an Agreement and Plan of Merger effective as of the date thereof (the "Original Agreement") pursuant to which Sub shall merger with and into Sky King (the "Merger");


         WHEREAS,  the parties hereto desire to amend the Original  Agreement to
(i) amend the voting, conversion and other rights of holders of Sub's Series A Convertible Preferred Stock to be issued as Merger Consideration in the Merger;
(ii) provide for the issuance of Sub's Series B Convertible Preferred Stock as part of the Merger Consideration; (iii) change the manner in which the Merger Consideration shall be paid and delivered to the Sky King shareholders; and (iv) amend and restate entirely the Original Agreement;


         WHEREAS, Acquiror and Sky King have determined that it is in the best interests of their respective shareholders for Sky King to merge with and into Sub upon the terms and subject to the conditions set forth in this Agreement;


         WHEREAS, the respective Boards of Directors of Acquiror and Sky King have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and


         WHEREAS, for federal income tax purposes, it is intended that this merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Amended and Restated Agreement and Plan of Merger shall be as follows:


                                    ARTICLE I

                      MERGER OF SKY KING WITH AND INTO SUB
                               AND RELATED MATTERS

         1.1      The Merger.

                  (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), Sky King shall be merged with and into the Sub (the "Merger") in accordance with the provisions of the Connecticut Business Corporation Act ("CBCA") and the Delaware General Corporation Law (the "DGCL") and the separate corporate existence of Sky King shall cease, and the Sub shall continue as the surviving corporation under the laws of the state of Delaware with the corporate name "SKY KING COMMUNICATIONS, INC." (the "Surviving Corporation").

                  (b) The Merger shall become effective as of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of Delaware and Articles of Merger with State Department of Assessments and Taxation, in accordance with the provisions of Section 252 of the DGCL and Section 33-821 of the CBCA, and the confirmation by the Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

                  (c)      At the Effective Time:

                           (i)      the Sub shall continue its  existence  under
the laws of the State of Delaware as the Surviving Corporation;

                           (ii)     the separate corporate existence of Sky King
shall cease;

                           (iii)    all  rights,  title  and  interests  to  all
assets, whether tangible or intangible and any property or property rights owned by Sky King shall be allocated to and vested in the Sub as the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of Sky King shall be allocated to the Sub as the Surviving Corporation which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Sub as the Surviving Corporation, shall be liable therefor;

                           (iv)     the Certificate of Incorporation of the  Sub
as in effect immediately prior to the consummation of the Merger, other than the name of the Sub which shall be changed to "Sky King Communications, Inc." in connection with the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation;

                           (v)      Each  of  Acquiror,  Sub and  Sky King shall
execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger and with the State

Department of Assessments and Taxation,  the  Articles  of  Merger,  with   such
amendments thereto as the parties hereto shall deem mutually acceptable;

                           (vi)     the Bylaws of Sub, as in effect  immediately
prior to the consummation of the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws; and

                           (vii)    the officers and directors  of the  Acquiror
shall be nominated and elected in accordance with the provisions of Sections 6.1
(g) hereof.

         1.2      Conversion of Stock.

                  At the Effective Time, and without any action on the part of the parties hereto, the Sky King Shareholders or any other party:

                  (a) the shares representing 100% of the issued and outstanding common stock of Sky King ("Sky King Common Stock") as of the Closing (the "Closing") (as such term is defined in Section 2.1 below)
(other than "Dissenting Shares", as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration);

                  (b) each share of capital stock of Sky King held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

                  (c) each share of common stock of the Sub that is issued and outstanding as of the Effective Time shall continue to represent one share of common stock of the Surviving Corporation after the Merger, which shares, together with the 100 shares of common stock of Sub owned by Acquiror prior to the Effective Time, shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation;

                  (d) Acquiror shall pay all charges and expenses, including those of any exchange agent and the National Association of Securities Dealers, Inc., if any, in connection with the issuance or exchange of the shares in connection with the Merger;

                  (e) from and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Sky King Common Stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. After the Effective Time, certificates for shares of Sky King Common Stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement; and

                  (f) no fractional shares of stock shall be issued in the Merger, and each holder of Sky King Common Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of stock rounded to the nearest whole number.

         1.3      Merger Consideration.

                  (a) The Merger Consideration consisting of the total purchase price payable to the holders of 100% of the Sky King Common Stock in connection with the acquisition by merger of Sky King shall consist exclusively of the following:

                           (i)      newly  issued  shares  of  Sub's  Series   A
Convertible Preferred Stock (the "Series A Stock") which are subject to the following salient features:

                                    (1)     Conversion  Rights.   The  Series  A
Stock shall automatically convert into an aggregate of 5,500,000 shares of Sub Common Stock upon the occurrence of the domestication of Acquiror pursuant to
Section 5.2 of this Agreement. If the domestication of Acquiror does not occur within one (1) year after the Effective Time, all, but not less than all of the Series A Stock may be convertible at any time thereafter by the holders thereof into, or exchangeable for, 5,500,000 shares of Acquiror Common Stock. The Series A Stock shall also automatically convert into shares of Sub Common Stock upon the occurrence of: (i) a liquidation event, dissolution or winding up of Sub, (ii) the sale of all or substantially all of the assets or business of Sub or (iii) a merger, plan of reorganization or consolidation in which Sub is not the surviving corporation.

                                    (2)     Voting   Rights.    Prior   to   the
conversion  thereof,  the Series A Stock shall have no voting rights.

                                    (3)     Dividends. The Series A  Stock  will
share pari-passu with all dividends on Sub Common Stock and will otherwise have no dividend rights.

                           The  definitive  terms of the  Series A Stock are set
forth within the Certificate of Designation for the Series A Convertible Preferred Stock attached hereto as Exhibit 1.3(a)(i) (the "Series A Certificate of Designation"). The Series A Certificate of Designation shall indicate Acquiror's consent to the terms of the Series A Stock as set forth in this Subsection 1.3(a)(i); and

                           (ii)     newly  issued  shares  of  Sub's   Series  B
Convertible Preferred Stock (the "Series B Stock"; the Series A Stock and the Series B Stock shall be collectively referred to herein as the "Sub Preferred Stock") which are subject to the following salient features:

                                    (1)     Conversion  Rights.   The  Series  B
Stock shall automatically convert into an aggregate of 4,500,000 shares of Sub Common Stock upon the occurrence of the domestication of Acquiror pursuant to
Section 5.2 of this Agreement. If the domestication of Acquiror does not occur within one (1) year after the Effective Time, all, but not less than all of the Series B Stock may be convertible at any time thereafter by the holders thereof into, or exchangeable for, 4,500,000 shares of Acquiror Common Stock. The Series B Stock shall also automatically convert into shares of Sub Common
Stock upon the occurrence of: (i) a liquidation event, dissolution or winding up of Sub, (ii) the sale of all or substantially all of the assets or business of Sub or (iii) a merger, plan of reorganization or consolidation in which Sub is not the surviving corporation.

                                    (2)     Voting   Rights.    Prior   to   the
conversion  thereof,  the Series B Stock shall have no voting rights.

                                    (3)     Dividends.  The  Series B Stock will
share pari-passu with all dividends on Sub Common Stock and will otherwise have no dividend rights.

The definitive terms of the Series B Stock are set forth within the Certificate of Designation for the Series B Convertible Preferred Stock attached hereto as
Exhibit 1.3(a)(ii) (the "Series B Certificate of Designation"). The Series B Certificate of Designation shall indicate Acquiror's consent to the terms of the Series B Stock as set forth in this Subsection 1.3(a)(ii).

                  (b) The Merger Consideration shall be allocated among the holders of 100% of the Sky King Common Stock in the proportion of their share ownership of the outstanding common stock of Sky King as of the date of the Closing.

                  (c) The Merger Consideration shall be paid and delivered in the following manner:

                           (i)      At the  Closing,  shares of Series  A  Stock
convertible into an aggregate of 5,500,000 shares of Sub Common Stock shall be delivered to the Sky King Shareholders; and

                           (ii)     At  the Closing, Acquiror shall issue in the
name of the Sky King Shareholders shares of Series B Stock (the "Escrow Shares") and shall deliver such shares to the Escrow Agent to be held in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit 1.3(c)(ii) and made a part hereto (the "Escrow Agreement").

                  (d) The shares of Series A Stock to be delivered at the Closing and the shares of Series B Stock released from escrow by the Escrow Agent (as well as shares of Acquiror Common Stock that may be issued pursuant to Section 5.2(b) hereof) shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that all of such Series A Stock, Series B Stock, shares of common stock issuable upon conversion of the Series A Stock, Series B Stock and any shares of Acquiror Common Stock shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act").

         1.4      Additional Rights; Taking of Necessary Action; Further Action.

                  Each of Acquiror, Sub, Sky King and Sky King Shareholders, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the CBCA and DGCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger and the Articles of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in Sub as the Surviving Corporation full right, title and possession to all assets, property, rights, privileges, powers and franchises of Sky King, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

         1.5      Dissenters' Rights.

                  Each of Sky King and the Sky King Shareholders acknowledge that dissenters' rights are available to each of the Sky King Shareholders pursuant to the CBCA and that (i) Sky King has complied with the provisions of the CBCA in notifying each Sky King Shareholder of the availability of such rights; and (ii) pursuant to the provisions of the CBCA, if the appropriate procedures and guidelines are followed, any dissenting shareholders ("Dissenting Shareholders"), in lieu of the Merger Consideration, shall be entitled to receive the fair value of their shares in accordance with the provisions of the CBCA.

         1.6      No Further Rights or Transfers.

                  At and after the Effective Time, the shares of capital stock of Sky King outstanding immediately prior to the Effective Time shall cease to provide any rights to the shareholders of Sky King or the Surviving Corporation, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING


         2.1      Closing Date.

                  Subject to satisfaction or waiver of all conditions precedent set forth in Article VI of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation., Eleven Penn Center, 1835 Market Street, 14th Floor, Philadelphia, PA 19103, at 10:00 a.m., local time on the later of: (i) the first Business Day following the day upon which all appropriate Acquiror corporate action and Sky King corporate action has been taken in accordance with Article III of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article VI of this Agreement is fulfilled or waived, or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than March 10, 1998, unless such date is extended by the mutual written agreement of the parties.

         2.2      Closing Transactions.


                  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) Sky King and all holders of the Sky King Common Stock shall take, or shall cause to be taken, the following actions:

                           (i)      Each  of  the   holders  of Sky King  Common
Stock (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of their shares of Sky King Common Stock;

                           (ii)     Each  of  the  holders  of  Sky King  Common
Stock (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws (including, if applicable, Rule 145 promulgated under the Act), execute and deliver at the Closing a copy of an investment letter in a form mutually agreed upon by the parties and attached to this Agreement as Exhibit 2.2(a)(ii) ("Investment Letter");

                           (iii)    Any  outstanding   shareholder    agreements
relating to Sky King Common Stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

                           (iv)  Sky  King and the  holders  of Sky King  Common
Stock shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Connecticut, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (v)      A certificate  shall be executed by Sky King
and the holders of Sky King Common Stock to the effect that all representations and warranties made by Sky King and the Sky King Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Acquiror and Sub on said date;

                           (vi)     A certificate  of  good  standing  shall  be
delivered by Sky King from the Secretary of State of the State of Connecticut, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of such state;

                           (vii)    An incumbency certificate shall be delivered
by Sky King signed by all of the officers thereof dated at or about the Closing;

                           (viii)   Certified Articles of Incorporation shall be
delivered by Sky King dated at or about the Closing and a copy of the Bylaws of Sky King certified by the Secretary of Sky King dated at or about the Closing;

                           (ix)     Certified Board and shareholder  resolutions
shall be delivered by the Secretary of Sky King dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                           (x)      Sky  King and the holders of Sky King Common
Stock shall execute and deliver the Escrow Agreement to Acquiror and the Escrow Agent; and

                           (xi)     Each  of the parties to this Agreement shall
have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

                  (b) Acquiror and/or Sub shall take, or shall cause to be taken, the following actions:

                           (i)      Acquiror  shall deliver or shall cause to be
delivered to all of the holders of the Sky King Common Stock (other than Dissenting Shareholders) a certificate or certificates representing the number of shares of that portion of an aggregate number of 5,500,000 shares of Series A Stock as such holder is entitled to receive at the Closing in connection with the Merger;

                           (ii)     Acquiror  shall, on behalf of itself and the
Sky King Shareholders, deliver or shall cause to be delivered to the Escrow Agent certificates representing 4,500,000 shares of Series B Stock;

                           (iii)    Acquiror  and  the  Sub  shall  execute  and
deliver, and file or cause to be filed with the Secretary of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (iv)     Sub  shall  receive  from  the  Secretary of
State of Delaware a final Certificate of Merger;

                           (v)      The  Acquiror's  Board of Directors  will be
reconstituted to consist of a maximum of five (5) members. Each of the existing members of Acquiror's Board of Directors will tender his resignation and nominate to the Board two (2) individuals consisting of designees of the holders of the Sub Preferred Stock and one (1) designee of the former Acquiror Board members ("VDC Designee"). The newly constituted Board of Directors will hold office in accordance with the DGCL and will appoint executive officers in accordance with the DGCL;

                           (vi)     A certificate  for  each of the Acquiror and
the Sub shall be executed by their respective Presidents to the effect that all of the respective representations and warranties of the Acquiror and Sub under this Agreement are true and correct as of the Closing, as though originally given to Sky King on said date;

                           (vii)    A certificate  of  good  standing  shall  be
delivered by Sub from the Secretary of State of the State of Delaware, dated at or about the Closing, stating that Sub is in good standing under the laws of such state;

                           (viii)   A  certificate  of  good  standing  shall be
delivered by Acquiror from the Commonwealth of Bermuda, dated at or about the Closing, stating that Acquiror is in good standing under the laws of such commonwealth;

                           (ix)     An incumbency certificate shall be delivered
by each of Acquiror and Sub signed by all of their respective officers dated at or about the Closing;

                           (x)      Certified   Certificates  of   Incorporation
shall be delivered by Acquiror and Sub dated at or about the Closing, and a copy of the Bylaws of Acquiror and Sub certified by the respective Secretary of Acquiror and Sub dated at or about the Closing;

                           (xi)     Certified   Board   resolutions   shall   be
delivered by the respective Secretary of the Acquiror and Sub dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                           (xii)    Acquiror   will   deliver    an   Employment
Agreement to each of Frederick A. Moran and James C. Roberts upon the terms and conditions identified upon Exhibit 2.2(b)(xii) to this Agreement;

                           (xiii)   A Certificate of Designation  shall be filed
with the Secretary of State of Delaware in accordance with the DGCL, designating the terms of the Sub Preferred Stock;

                           (xiv)    Acquiror  shall  execute  and  deliver   the
Escrow Agreement to Sky King and the Escrow Agent; and

                           (xv)     Each  of the parties to this Agreement shall
have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

                                   ARTICLE III

                            CERTAIN CORPORATE ACTION

         3.1      Sky King Corporate Action.

                  Sky King shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

         3.2      Acquiror Corporate Action.

                  Acquiror and the Sub shall cause to occur all corporate action necessary on behalf of either of them to effect the Merger and to consummate the other transactions contemplated hereby.


                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Sky King and the Sky King Shareholders.

                  As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, Sky King and the Sky King Shareholders, jointly and severally, hereby make the following representations and warranties to Acquiror and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

                  (a) Corporate Existence and Power. Sky King is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Sky King is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of Sky King as amended to date are attached hereto as Schedule 4.1(a) and are made a part hereof. There are currently no subsidiaries of Sky King.

                  (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Sky King and the Sky King Shareholders and constitutes a valid and binding agreement of Sky King and the Sky King Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors' rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Sky King required under applicable law in order to consummate the Merger will have occurred.

                  (c) No Contravention. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby will: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Sky King; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sky King and the Sky King Shareholders or their properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of Sky King, except such as is not reasonably likely to have a Material Adverse Effect or prevent Sky King or the Sky King Shareholders from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Sky King in connection with the execution and delivery of this Agreement by Sky King and the Sky King Shareholders or the consummation by Sky King and the Sky King Shareholders of the transactions contemplated hereby, except the filing of the Articles of Merger with the States of Delaware and Connecticut.

                  (d) Capitalization and Share Ownership. The authorized capital stock of Sky King will upon the Closing consist of no more than 2,000 shares of common stock ("Sky King Common Stock"). There are currently outstanding approximately 1,692 shares of Sky King Common Stock. The outstanding shares of capital stock of Sky King have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as described on Schedule 4.1(d) hereto, there are outstanding (A) no shares of preferred stock or other voting securities of Sky King, (B) no securities of Sky King convertible into or exchangeable for shares of capital stock or voting securities of Sky King and (C) no options, warrants or other rights to acquire from Sky King, and no obligation of Sky King to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Sky King, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of Sky King. The Sky King Common Stock to be surrendered in the Merger will be owned of record and beneficially by the Sky King Shareholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  (e) Financial Statements. Within fifteen (15) days after the execution hereof, Sky King will provide Acquiror with unaudited annual and interim financial statements (the "Financial Statements") such that would comply with Regulation S-X of the Securities Exchange Act of 1934 if such Financial Statements were provided on an audited basis. Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and fairly present in all material respects the financial position of Sky King as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). On or before the Closing, Sky King shall deliver audited Financial Statements to the Acquiror (the "Audited Financial Statements") covering the same periods as the Financial Statements, that reflect no material negative adjustments or differences from the Financial Statements.

                  (f) No Contingent Liabilities. Except as set forth in the Financial Statements, at the Closing, Sky King shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Sky King after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on: (i) the Financial Statements; (ii) this Agreement or any Schedule or Exhibit hereto; or (iii) liabilities incurred since the date of the Financial Statements solely in the ordinary course of business and as accurately reflected on the books and records of Sky King; provided, however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Sky King.

                  (g) Litigation. Except as described on Schedule 4.1(g) hereto, there is no action, suit, investigation or proceeding (or, to the knowledge of Sky King, any basis therefor) pending against, or to the knowledge of Sky King threatened, against or affecting Sky King or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Sky King, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                  (h)      Taxes.   Sky  King  has  timely filed all tax returns
required to be filed by it, and will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Sky King has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Sky King reflect, or will reflect, adequate reserves for all taxes payable by Sky King which have been, or will be, accrued but are not yet due. Sky King is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Sky King, Sky King and the Sky King Shareholders are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Sky King. All taxes which Sky King is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Sky King nor any member of any affiliated or combined group of which Sky King is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Sky King, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Sky King is now or ever has been a party. Sky King will not be required under
Section 481(c) of the Code, of 1986, to include any material adjustment in taxable income for any period subsequent to the Merger. Sky King (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Sky King) and (b) has no liability for the taxes of any person (other than Sky King) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (i) Compliance with Laws. Sky King is not in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by Sky King that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, Sky King has all licenses, permits, certificates and authorizations needed or required for the conduct of Sky King's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

                  (j) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, Sky King or the Sky King Shareholders to act on its or their behalf who might be entitled to any fee or commission from Sky King, the Sky King Shareholders, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.


                  (k) Personal Property. Sky King has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. Sky King is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property is in good operating condition and repair and none require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Financial Statements is useable in the ordinary course of business free from material defects. Sky King owns no motor vehicles.


                  (l) Intellectual Property; Intangible Property. The corporate names of Sky King and the trade names and service marks listed on
Schedule 4.1(l) are the only names and service marks which are used by Sky King in the operation of its business (the "Names and Service Marks"). Sky King has not done business and has not been known by any other name other than by its Names and Service Marks. Sky King owns and has the exclusive right to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by Sky King. No royalties or fees are payable by Sky King to any third party by reason of the use of any of its intellectual property. Sky King has received no notice of any adversely held patent, invention, trademark, copyright, service mark or trade name of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and to the knowledge of Sky King, there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property.

                  (m) Contracts, Leases, Agreements and Other Commitments. Sky King is not a party to or bound by any oral, written or implied contracts, agreements, licenses, leases, employment agreements, powers of attorney, guaranties, surety arrangements or other commitments, except for the following (which are hereinafter collectively called the "Corporation Agreements"):

                           (i)      The leases  and  agreements   described   on
Schedules 4.1(m); and

                           (ii)     Agreements  involving  a  maximum   possible
liability or obligation on the part of Sky King of less than Twenty-Five Thousand Dollars ($25,000) in the aggregate.

                  The Corporation Agreements constitute all of the agreements and instruments which are necessary and desirable to operate the business as currently conducted by Sky King. True, correct and complete copies of each Corporation Agreement described and listed under Subsection 4.1(m) will be made available to Acquiror within fifteen (15) days after the date hereof. The term "Corporation Agreement" excludes purchase orders entered into in the ordinary course for personalty or inventory which may be returned to the vendor without penalty. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Surviving Corporation shall become entitled to all rights of Sky King under such of the Corporation Agreements as if the Surviving Corporation were the original party to such Corporation Agreements. All parties to all of the Corporation Agreements have performed all obligations required to be performed to date under such Corporation Agreements, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of Sky King under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the business, prospects, financial condition or results of operations of Sky King.

                  (n)      Conflicting  Interests.   Except  as  set  forth   on
Schedule 4.1(n), no director, officer, employee or Sky King Shareholder, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from Sky King or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which Sky King conducts business or with which any of the foregoing is in competition, or
(ii) is indebted to Sky King except for money borrowed and as set forth on the Financial Statements.

                  (o) Environmental Protection. Neither Sky King nor the Sky King Shareholders have been notified by any governmental authority, agency or third party, and Sky King and the Sky King Shareholders have no knowledge, of any violation by Sky King of any Environmental Statute (as defined below). All registrations by Sky King with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by Sky King. Sky King has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.


                  (p) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(p), there has not been
(i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Sky King; (ii) any entry by Sky King into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by Sky King in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Sky King or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by Sky King of any shares of its capital stock or any other securities for an aggregate sum in excess of $5,000; (v) any agreement by Sky King, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of Sky King, other than in the ordinary course of business and consistent with past practice and in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of Sky King providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by Sky King to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of Sky King. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

                  (q)      Investment Intent.

                           (i)      Except  with  respect  to the   registration
rights granted to the Sky King Shareholders pursuant to the terms of this Agreement, the shares of Sub Preferred Stock are not being registered under the Act on the basis of the statutory exemption provided by Section (4)2 thereof, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;

                           (ii)     The Sky King Shareholders represent (a) that
they have reviewed such quarterly, annual and periodic reports of the Acquiror (the "Reports") as have been filed with the Securities and Exchange Commission (the "SEC") and that they have such knowledge and experience in financial and business matters that they are capable of utilizing the information set forth therein concerning Acquiror to evaluate the risk of investing in the Acquiror;
(b) that they have been advised that the shares of Sub Preferred Stock or Acquiror Common Stock to be issued to each of them by the Acquiror constitute "restricted securities" as defined in Rule 144 promulgated under the Act and accordingly, have not been and will not be registered under the Act, except as otherwise provided in this Agreement, and therefore, the Sky King Shareholders may not be able to sell or otherwise dispose of such shares except if such shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Act; (c) that the shares of Sub Preferred Stock or Acquiror Common Stock are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for sale or resale in connection with, a public offering or distribution thereof; (d) that the shares of Sub Preferred Stock or Acquiror Common Stock so issued will not be sold (I) without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel acceptable to the Acquiror, an exemption from such registration is available), or (II) in violation of any law; and (e) that the certificate or certificates representing the shares of Sub Preferred Stock or Acquiror Common Stock to be issued will be imprinted with a legend in form and substance substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

         and Acquiror is hereby authorized to notify its transfer agent of the status of the shares of Sub Preferred Stock or Acquiror Common Stock, and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to ensure compliance with the foregoing.

                           (iii)    Sky King and the Sky  King Shareholders have
been afforded the opportunity to review and are familiar with the Reports and have based their decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and have not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement;

                           (iv)     The Sky King  Shareholders  are able to bear
the economic risks of an investment in the shares of Sub Preferred Stock or Acquiror Common Stock and that their overall commitment to their investments which are not readily marketable is not disproportionate to their net worth; and

                           (v)      The Sky King Shareholders understand that no
federal or state agency has approved or disapproved the shares of Sub Preferred Stock or Acquiror Common Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

                  (r)      Statements  And  Other  Documents   Not   Misleading.
Neither  this  Agreement,   including  all  exhibits  and  schedules  and  other
closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Sky King or the Sky King Shareholders to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Sky King or the Sky King Shareholders which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Sky King or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

         4.2      Representations and Warranties of Acquiror and the Sub.

                  As a material inducement to Sky King and the Sky King Shareholders to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub hereby make the following representations and warranties to Sky King and the Sky King Shareholders.


                  (a) Corporate Existence and Power. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of Bermuda, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect on their respective businesses. Each of Acquiror and the Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror owns all of the issued and outstanding shares of capital stock of the Sub, and there are no other rights orobligations of Acquiror or the Sub to issue any other shares of capital stock of the Sub. The Sub has conducted no business activity other than in connection with the transactions contemplated by this Agreement. True, complete and correct copies of the Memorandum of Association and Byelaws of Acquiror and the Articles of Incorporation and Bylaws of Sub, each as amended to date, are attached hereto as Schedule 4.2(a) and are made a part hereof.

                  (b) Due Authorization. This Agreement has been duly authorized, executed and delivered by Acquiror and the Sub and constitutes a valid and binding agreement of Acquiror and the Sub, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors' rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and the Sub required under applicable law in order to consummate the Merger will have occurred.

                  (c)      No Contravention.  Neither the execution and delivery
of the Agreement nor the consummation of the transactions contemplated thereby will: (i) conflict with or result in any violation of any provision of the Memorandum of Association or Byelaws of Acquiror or the Articles of Incorporation or Bylaws of Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the Memorandum of Association or Byelaws of Acquiror or the Articles of Incorporation or Bylaws of Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets, or result in the creation or imposition of any Encumbrance on any asset of Acquiror, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or the Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of the State of Delaware.


                  (d) Capitalization. As of the Closing, Acquiror shall have outstanding no more than that number of shares of common stock equal to 3,700,000 less the number of Surrendered Shares (as such term is defined in Section 5.15(b)(i)(A) below), if any, in addition to those shares discussed at
Section 5.1, as well as no more than 750,000 Warrants identified upon Schedule 4.2(d)(i). All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. The shares of Sub Preferred Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable. Except as otherwise set forth herein, there will be outstanding (A) no shares of capital stock or other voting securities of Acquiror, (B) no securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror and (C) no options, warrants or other rights to acquire from Acquiror, and no obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror and there are no agreements or commitments, to do any of the foregoing.

                  (e)      SEC Filings.

                           (i)      Upon request  Acquiror  will make  available
to Sky King copies of its periodic reports filed pursuant to the Securities Exchange Act of 1934, as well as its proxy or information statements relating to meetings of, or actions taken without a meeting by the stockholders of Acquiror held since 1994 and all of its other reports, statements, schedules and registration statements filed with the SEC since inception, other than pre-effective amendments to such registration statements. The documents referred to in the preceding sentence are sometimes referred to herein as the "SEC Documents."

                           (ii)     As of its filing date, to the  knowledge  of
Acquiror, each such SEC Documents did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (f) Financial Statements. The financial statements contained within the SEC Documents fairly present in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Acquiror at and for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to the Acquiror, taken as a whole, in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The books and records, financial and other, of the Acquiror are, to the knowledge of the Acquiror, in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (g) No Violations. Except as described on Schedule 4.2(g) hereto, neither Acquiror or any of its Subsidiaries has received any written notice from any governmental entity having jurisdiction over it or over any of the real property leased by it of any violation by Acquiror or any of its Subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Acquiror or any of its Subsidiaries.

                  (h) No Contingent Liabilities. Except as set forth in the financial statements referred to in Section 4.2(f) above, as of the Closing, Acquiror and each of its Subsidiaries shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Acquiror after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability except as and to the extent reflected on:
(i) the SEC Documents; (ii) this Agreement or any Schedule or Exhibit thereto; or (iii) liabilities incurred since the date of the most recent SEC Document solely in the ordinary course of business (or in connection with the transactions contemplated hereby) and as accurately reflected on the books and records of Acquiror; provided however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Acquiror.

                  (i) Litigation. Except as set forth in any of the SEC Documents or Schedule 4.2(i), there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror, any basis therefor) pending against, or to the knowledge of Acquiror threatened, against or affecting Acquiror, any of its Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                  (j)      Taxes.

                           (i)      Acquiror and  each of its  Subsidiaries have
timely filed all tax returns required to be filed by them, and will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. Acquiror and each of its Subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Acquiror and each of its Subsidiaries reflect, or will reflect, adequate reserves for all taxes payable by Acquiror and each of its Subsidiaries which have been, or will be, accrued but are not yet due. Acquiror and each of its Subsidiaries are not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror and each of its Subsidiaries, Acquiror and each of its Subsidiaries are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to Acquiror's knowledge, threatened against Acquiror and each of its Subsidiaries. All taxes which Acquiror and each of its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Acquiror or any of its Subsidiaries nor any member of any affiliated or combined group of which Acquiror is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Acquiror or any of its Subsidiaries, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Acquiror or any of its Subsidiaries is now or ever has been a party. Acquiror will not be required under Section 481(c) of the Code, to include any material adjustment in taxable income for any period subsequent to the Merger. Neither Acquiror nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Acquiror or a Subsidiary of Acquiror) and (b) has no liability for the taxes of any person (other than Acquiror or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                           (ii)     For federal income tax purposes,  the Merger
shall constitute a tax-free reorganization under the provisions of Section 368 of the Code, provided, however, that the Sky King Shareholders recognize and acknowledge that receipt of shares of Acquiror Common Stock (rather than Sub

Preferred or Common Stock) will not qualify as a tax-free reorganization at the time of the receipt of such shares of Acquiror Common Stock.

                  (k) Compliance with Laws. To the best knowledge of Acquiror and Sub, neither Acquiror nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, which taken as a whole would be reasonably likely to have a Material Adverse Effect on Acquiror and its Subsidiaries, or which would constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures that are reasonably likely to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, Acquiror and Sub have all licenses, permits, certificates and authorizations needed or required for the conduct of Acquiror's or Sub's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.

                  (l) Investment Banking Fees. Acquiror has retained and agreed upon the Closing hereof to pay an investment banking firm a stock fee in the amount equal to 5.00% of the Merger Consideration, or 500,000 shares of Acquiror Common Stock, for arranging this transaction.

                  (m)      Statements  and  Other  Documents   Not   Misleading.
Neither  this  Agreement,   including  all  exhibits  and  schedules  and  other
closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Sub to Sky King and the Sky King Shareholders in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror and Sub taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror and Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror and Sub taken as a whole or of any of their properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

         5.1      Issuance of Securities of Acquiror prior to the Closing.


                  Between the date hereof and the Closing, Acquiror contemplates that it may be caused to issue up to 5,300,000 additional shares of Acquiror Common Stock in connection with certain acquisition transaction (the "Acquisition Transaction") that is presently being evaluated or are under contract as set forth in Section 5.15. No investment banker, broker, finder or other similar intermediary has been retained by, or is authorized by, Acquiror to act on its behalf who might be entitled to any fee or commission from

Acquiror or any of its affiliates in connection with the Acquisition Transaction or the transactions contemplated thereby.


         5.2      Anticipated  Domestication  of  Acquiror;  Possible  Follow-on
                  Merger.


                  (a) Acquiror shall use diligent efforts to domesticate by merger or other permissible means into Sub within one (1) year after the Closing. Upon Acquiror's domestication into Sub, the Series A Stock will automatically convert into shares of Sub Common Stock such that the holders thereof will at that time own the same percentage of outstanding Sub Common Stock as they would have owned in Acquiror had they originally received an aggregate of 5,500,000 shares of Acquiror Common Stock upon the Closing, and the Series B Stock will automatically convert into shares of Sub Common Stock such that the holders thereof will at that time own the same percentage of outstanding Sub Common Stock as they would have owned in Acquiror had they originally received an aggregate of 4,500,000 shares of Acquiror Common Stock upon the Closing. Upon the domestication of Acquiror into Sub, the number of shares of common stock resulting from the conversion of the Escrow Shares by the Escrow Agent as of such conversion date shall be held in escrow as Escrow Shares pursuant to the terms of the Escrow Agreement.

                  (b) If the domestication of Acquiror described in Section 5.2(a) above does not occur within one (1) year from the Effective Date, the Series A Stock may, at the discretion of the holders thereof, be converted into, or exchangeable for, an aggregate of 5,500,000 shares of Acquiror Common Stock, and the Series B Stock may, at the discretion of the holders thereof, be converted into, or exchangeable for, an aggregate of 4,500,000 shares of Acquiror Common Stock. Upon such discretionary conversion, the number of shares of common stock resulting from the conversion of the Escrow Shares as of such conversion date shall be held in escrow by the Escrow Agent as Escrow Shares pursuant to the terms of the Escrow Agreement.

                  (c) Acquiror and Sub covenant and agree that as to Sub, prior to the domestication of Acquiror described in Section 5.2 hereof:

                           (i)      Dividends; Changes in Stock.  Sub shall  not
and shall not propose to (a) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(b) redeem,  repurchase or otherwise  acquire any shares of its capital stock or
(c)  otherwise  change its capitalization.

                           (ii)     Issuance    of   Securities.    Except    as
contemplated by this Agreement, Sub shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                           (iii)    Sale of Stock by Acquiror.   Acquiror  shall
not sell, pledge or authorize or propose the sale, pledge or purchase of, the shares of common stock of Sub owned by Acquiror prior to the Effective Time.

                  (d) Sky King and the Sky King Shareholders acknowledge that they have been advised that this domestication may not occur until a Registration Statement on Form S-4 is filed with, and declared effective by, the SEC.

         5.3      Access to Information.

                  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to Section 5.4 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         5.4      Confidentiality; No Solicitation.

                  (a)      Confidentiality of Acquiror-Related Information. With
respect to information concerning Sky King that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that, except in connection with the private placement and other securities purchase agreements associated therewith, it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Article VIII, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) become known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of Sky King or the Sky King Shareholders. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (b) Confidentiality of Sky King-Related Information. With respect to information concerning Acquiror that is made available to Sky King and the Sky King Shareholders pursuant to the provisions of this Agreement, Sky King and the Sky King Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Sky King or the Sky King Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, Sky King and the Sky King Shareholders agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by Sky King's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Sky King or the Sky King Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through Sky King, the Sky King Shareholders or any party who received the same through Sky King or the Sky King Shareholders, provided that Sky King or the Sky King Shareholders have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Sky King; or (iv) is disclosed with the express prior written consent thereto of Acquiror. Sky King or the Sky King Shareholders agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (c) Nondisclosure. Neither Sky King, the Sky King Shareholders, the Sub nor Acquiror shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

                  (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither the Sky King Shareholders, Sky King nor any affiliate thereof will, prior to the earlier of the Closing or ninety (90) days after the termination of this Agreement, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in Sky King or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Sky King or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of Sky King or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. Sky King or the Sky King Shareholders shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

         5.5      Interim Operations.

                  During the period from the date of this Agreement and continuing until the Closing:


                  (a) Interim Operations of Sky King. Sky King agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that as to Sky King:

                           (i)      Ordinary  Course.  Sky King shall  carry  on
its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                           (ii)     Dividends; Changes in Stock.  Sky King shall
not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                           (iii)    Issuance   of   Securities.     Except    as
contemplated by this Agreement, Sky King shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                           (iv)     Governing  Documents.   Sky  King  shall not
amend its certificate of incorporation or its Bylaws.

                           (v)      No  Dispositions.   Sky King shall not sell,
lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material to its business or any other assets except in the ordinary course of business consistent with prior practice.

                           (vi)     Indebtedness.  Sky King shall not incur  any
indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Sky King or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

                           (vii)    Benefit  Plans;  Etc.  Sky  King  shall  not
adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

                           (viii)   Executive  Compensation.  Sky King shall not
grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                           (ix)     Acquisitions.    Except  as  set  forth   on
Schedule 5.5(a)(ix), Sky King shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                           (x)      Tax  Elections.  Sky King shall not make any
material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                           (xi)     Waivers  and  Releases.   Sky King shall not
waive, release, grant or transfer any rights of material value or modify or change in any material respect any Corporation Agreement other than in the ordinary course of business and consistent with past practice.

                           (xii)    Other  Actions.  Sky King  shall  not  enter
into any agreement or arrangement to do any of the foregoing. Sky King shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of Sky King set forth in this Agreement becoming untrue in any material respect.

                  (b) Interim Operations of Acquiror and Sub. Acquiror and Sub jointly and severally agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Sky King and the Sky King Shareholders shall otherwise consent in writing or to the extent required to permit Acquiror to meet its obligations under Section
5) that:

                           (i)      Ordinary  Course.  Acquiror  shall carry  on
its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of Acquiror or any of its Subsidiaries including the Sub) and preserve its relationships with customers, suppliers and others having business dealings with it. The Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

                           (ii)     Dividends;   Changes   in   Stock.   Neither
Acquiror nor the Sub shall (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                           (iii)    Issuance of Securities.  Except as  provided
for in Article V, neither Acquiror nor the Sub shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                           (iv)     No  Dispositions.   Acquiror shall not sell,
lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material to its business, or any other assets except in the ordinary course of business consistent with prior practice.

                           (v)      Indebtedness.  Neither  Acquiror nor the Sub
shall incur any  indebtedness  for  borrowed   money  or   guarantee  any   such
indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

                           (vi)     Benefit Plans,  Etc.  Neither  Acquiror  nor
the Sub shall adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

                           (vii)    Executive  Compensation.  Neither   Acquiror
nor the Sub shall grant to any executive officer any increase in compensation, or enter into any employment agreement with any executive officer, other than any of the same the material terms of which have been disclosed to Sky King on or before the date hereof. Other Actions. Neither Acquiror nor the Sub shall enter into any agreement or arrangement to do any of the foregoing. Neither Acquiror nor the Sub shall take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.

         5.6      Consents.

                  Acquiror, Sub, Sky King and the Sky King Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

         5.7      Filings.

                  Acquiror, the Sub, Sky King and the Sky King Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing and any shareholder of the Acquiror who has an obligation to file a Schedule 13D shall do so prior to the Closing.

         5.8      All Reasonable Efforts.

                  Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

         5.9      Public Announcements.

                  Acquiror, the Sub, Sky King and the Sky King Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with an national securities exchange.

         5.10     Notification of Certain Matters.

                  Sky King and the Sky King Shareholders shall give prompt notice to Acquiror, and Acquiror and the Sub shall give prompt notice to Sky King and the Sky King Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of their representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Sky King and the Sky King Shareholders, at or prior to the Closing, and, as to Acquiror and Sub, as of the Closing and (b) any material failure of Sky King and the Sky King Shareholders, on the one hand, or Acquiror or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

         5.11     Expenses.

                  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

         5.12     Registration Rights.

                  (a)      Registrable Securities

                           (i)      Promptly   after  the   domestication     of
Acquiror into a Delaware corporation by virtue of merging with and into Sub and the corresponding conversion of Sub Preferred Stock into shares of Sub Common Stock, Sub shall use its best efforts to prepare and file with the SEC, and use its best efforts to have declared effective, a registration statement (the "Registration Statement") registering under the Act and the securities statutes and regulations of certain states as provided herein, for resale at market, the shares of Sub Common Stock then to be held by the Sky King Shareholders (the "Registrable Securities") and thereafter, subject to the terms and conditions of this Agreement, Sub shall use its best efforts to keep such
Registration  Statement  effective   for   a  period  of  three (3)  years.  The
Registration Statement may also include other securities of Sub, whether on behalf of Sub or certain other selling stockholders. Restrictions on the resale of the Registrable Securities are identified at Section 5.12(j). From time to time, Sub shall amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Act and any applicable state securities statute or regulation.

                           (ii)     In the event  that  the   Acquiror   is  not
domesticated by merger into the Sub within one year from the Effective Date, and if thereafter the holders of Sub Preferred Stock elect to exchange such shares of Sub Preferred Stock for shares of Acquiror Common Stock, in the manner and to the extent provided for in the Series A and Series B Certificates of Designation, then the Acquiror shall register the resale of the shares of
Acquiror Common Stock received by the holders of the Sub Preferred Stock in the manner discussed in this Section 5.12 as if the obligations of Sub were those of Acquiror. In that event, the terms "Registrable Securities" and "Sub Common Stock" as used in this Section 5.12 shall refer to those shares of Acquiror Common Stock received by the holders of Sub Preferred Stock.

                  (b)      Sub shall pay all  expenses  of the Sub  relating  to
such  registration,   other   than   brokerage  or  underwriting  discounts   or
commissions, if any.

                  (c) It shall be a condition precedent to the obligations of Sub to take any action pursuant to this Section 5.12 that each of the holders of Registrable Securities whose shares are so to be registered shall furnish to Sub in a timely fashion such information regarding such holder, such holder's Registrable Securities and such other factual information as shall be reasonably required to effect the registration of such shares.

                  (d) To the maximum extent permitted by law, Sub shall indemnify and hold harmless each such holder of Registrable Securities from and against any and all claims, damages or liabilities, joint or several, to which such holder becomes subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplement by Sub) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statement therein not misleading in the circumstances in which they were made, unless such untrue preliminary or amended preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to Sub in connection therewith by such holder expressly for use therein. Promptly after receipt by any such holder of notice of the commencement of any action in respect of which indemnity may be sought against Sub, such holder shall notify Sub in writing of the commencement thereof, and, subject to the provisions of this Section 5.12, Sub shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Sub. Sub shall not be liable to indemnify any such holder for any settlement of any such action effected with Sub's prior written consent. Sub shall not, except with the approval of each party being indemnified under this Section 5.12, consent to entry of any judgment or enter into any settlement of any claim or litigation in connection with which provisions of this Section 5.12 have been applied which does not include an unconditional term thereof the giving by such claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                  (e) Each holder whose shares of Registrable Securities are registered pursuant to the provisions of this Section 5.12 shall indemnify and hold harmless Sub, each of its directors and each of its officers from and against any and all claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Sub and each director and officer for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the circumstances in which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to Sub in connection therewith by such holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder, Sub shall notify such holder in writing of the commencement thereof, and such holder shall, subject to the provisions of this Section 5.12, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Sub) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against such holder. Such holder shall not be liable to indemnify Sub, any director, officer or other person for any settlement of any such action effected without such holder's consent. Such holder shall not, except with the approval of the parties being indemnified under this Section 5.12, consent to entry of any judgment or enter into any settlement of any claim or litigation in connection with which provision of this Section 5.12 have been applied which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation. The liability of any such holder under this Section 5.12 shall be limited to the aggregate price at which such holder's shares of Sub Common Stock is sold.

                  (f) In connection with its obligations to register the Registrable Securities as provided in this Section 5.12, Sub shall have no obligation: (i) to assist or cooperate in the offering or disposition of such shares; (ii) except as expressly provided in this Section 5.12, to indemnify or hold harmless the holders of such securities being registered or any underwriter designated by such holders; (iii) to obtain a commitment from an underwriter relative to the sale of such shares; or (iv) to include such Registrable Securities within an underwritten offering of Sub conducted on a firm basis.

                  (g) If in the opinion of a lead or managing underwriter retained by Sub to conduct an underwriting on a firm basis, the resale of such Registrable Securities covered by the registration statement would have an adverse effect upon the completion of an underwritten sale of securities, on behalf of Sub, then, in that event, the holders of the Registrable Securities to be included in such registration statement do hereby agree to the restrictions upon resale requested by a managing underwriter.

                  (h) In connection with its obligations to register the Registrable Securities as provided in this Section 5.12, Sub shall also:

                           (i)      furnish  to  each  holder   of   shares   of
Registrable Securities that are registered or to be registered pursuant to the provisions of this Section 5.12, such copies of each preliminary and final prospectus and any and all supplements and such other documents as such holder may reasonably request to facilitate the public offering of the shares of Registrable Securities;

                           (ii)     use its best  efforts to register or qualify
such Registrable Securities covered by such registration statement under the applicable securities or "Blue Sky" laws of such jurisdiction in the United States as such holder may reasonably request (not to exceed an aggregate of 10 such jurisdictions); provided, however, that Acquiror shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

                           (iii)    furnish to each such holder upon  request  a
copy of all documents filed and all correspondence from and to the SEC in connection with any such offering.

                  (i) The registration and other rights granted to the holders of Registrable Securities in this Section 5.12 may not be assigned or transferred by such holder without the prior written consent of Sub thereto.

                  (j) The Registrable Securities shall be subject to the following restrictions upon resale:

                           (i)      With respect to Sky King Shareholders  other
than principal shareholders of Sky King (over 10% shareholders) or individuals who become directors or officers of Acquiror or Sub, resale shall be limited to:
25% of the holder's Sub Common Stock no earlier than six (6) months following the Closing; an additional 25% of the holder's Sub Common Stock no earlier than twelve (12) months following the Closing; and the remaining 50% of the holder's Sub Common Stock no earlier than eighteen (18) months following the Closing.

                           (ii)     With respect to all  principal   (over  10%)
shareholders of Sky King and individuals who become directors or officers of Acquiror or Sub, no resales shall commence until eighteen (18) months after the Closing.

         5.13     Documents at Closing.

                  Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2 which are required to be executed and delivered by such party.

         5.14     Prohibition on Trading in Acquiror and Sub Stock.

                  Sky King and the Sky King Shareholders acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror or Sub, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror or Sub. Accordingly, the Sky King Shareholders agree that they will not purchase or sell any securities of the Acquiror or Sub, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror or Sub, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement.

         5.15 Anticipated Acquisition of the Principal Assets of PortaCom Wireless, Inc.

                  (a) Acquiror has entered into an Asset Purchase Agreement with PortaCom Wireless, Inc. ("PortaCom") to purchase from PortaCom all of its interest in and to 2,000,000 shares of the common stock and 4,000,000 warrants of Metromedia Asia Corporation (the "PortaCom Transaction") in consideration for 5,300,000 shares of Acquiror Common Stock and up to $700,000 in immediately available funds. A copy of the Asset Purchase Agreement shall be attached as an Exhibit to this Agreement. Acquiror will continue to take whatever reasonable measures are necessary to complete the PortaCom Transaction. Sky King has been advised that there can be no assurances that the PortaCom Transaction will be completed timely, if at all, since a closing thereunder is dependent upon PortaCom shareholder and regulatory approvals, as well as securing certain waivers from Metromedia Asia Corporation ("MAC") permitting transfer of the MAC shares and warrants.

                  (b) In connection with the PortaCom Transaction, Acquiror has agreed to advance amounts up to $700,000 to PortaCom (the "PortaCom Advances") to be applied by PortaCom against certain of its outstanding indebtedness. Towards that end, as of the date of the Closing hereof, Acquiror must have funded at least $300,000 of the PortaCom Advances. In recognition of the possibility that Acquiror may need to fund up to $400,000 of the PortaCom Advances after the Closing hereof, the parties hereto agree as follows:

                           (i)      In  the  event  that  on  the  date  of  the
Closing, Acquiror has not advanced all of the PortaCom Advances to PortaCom, then:

                                    (A)     On  or  before the  Closing,  one or
more shareholders of Acquiror shall voluntarily surrender to Acquiror, without payment therefor, that number of shares of Acquiror Common Stock (the "Surrendered Shares") valued at the amount of the remainder of the PortaCom Advances (the "Remaining PortaCom Advances"). For the purposes of this paragraph, the shares of Acquiror Common Stock shall be valued at $3.00 per share; and

                                    (B)     From the  date  of  the  Closing and
until the date of the closing of the PortaCom Transaction, Acquiror shall use diligent efforts to sell the Surrendered Shares in one or more private placement transactions (the "Private Placement Transactions") in order to, and only to the extent required to, secure cash proceeds sufficient to satisfy the obligation to advance the Remaining PortaCom Advances to PortaCom.

                                            (1)      If and to the  extent  that
Acquiror fails to receive the entire amount of the Remaining PortaCom Advances through the Private Placement Transactions by the date of the closing of the PortaCom Transaction, then Acquiror shall make any such remaining payment out of its then-existing cash assets. Thereafter, Acquiror shall be entitled to sell any remaining Surrendered Shares to reimburse itself for funds expended in connection with the payment of the Remaining PortaCom Advances or retain any remaining Surrendered Shares in its treasury.

                                            (2)      In the  event that Acquiror
receives through the Private Placement Transactions more than the amount of the Remaining PortaCom Advances, then Acquiror shall deliver to the former holder(s) of the Surrendered Shares (in the proportion of their shares so surrendered), any such excess amount.

                                            (3)      In the event that  Acquiror
raises sufficient funds from the Private Placement Transactions to pay or advance the entire amount of the Remaining PortaCom Advances before all of the Surrendered Shares are sold through the Private Placement Transactions, then Acquiror shall, for no consideration therefor, re-issue to the former holder(s) of the Surrendered Shares (in the proportion of their shares so surrendered), any such remaining Surrendered Shares.

         5.16     Production of Schedules and Exhibits.

                  Within fifteen (15) days of the execution of this Agreement each of the parties hereto shall produce to the other parties, to the extent not previously done, all of the Schedules and Exhibits required to be produced pursuant to this Agreement. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits were produced upon execution of this Agreement.

         5.17     Acknowledgment of Approvals.

                  By virtue of their respective signatures to this Agreement, Acquiror, Sub, Sky King and the Sky King Shareholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1      Conditions   to  Obligations    of  Sky  King and the Sky King
                  Shareholders.

                  The obligations of Sky King and the Sky King Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Sky King and the Sky King Shareholders) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) Acquiror shall have sold, transferred or otherwise disposed of all of its present assets and shall as of the Closing have assets consisting of at least: (i) $1 million in cash or other liquid assets; and (ii) notes receivable of not less than $4 million with maturities on or before 1 August, 1999.

                  (b) Acquiror shall have settled and/or satisfied all outstanding obligations or liabilities so that as of the Closing Acquiror shall have no obligations or liabilities except trade payables incurred in connection with this transaction, those in connection with the PortaCom Transaction and those in the ordinary course, which in the aggregate shall not exceed $250,000. Notwithstanding anything to the contrary contained in the foregoing sentence, if Acquiror has not advanced the entire amount of the PortaCom Advances to PortaCom on or before the date of the Closing, then on or before the date of the Closing, Acquiror shall have (i) advanced a minimum of $300,000 of the PortaCom Advances to PortaCom and (ii) satisfied the provisions of Section 5.15(b)(i)(A).

                  (c) On or before the Closing, Acquiror shall have secured general releases from each of its directors and officers agreeing to release Acquiror from any and all claims, liabilities, obligations and demands in connection with the transactions contemplated by this Agreement.

                  (d) The representations and warranties of Acquiror and the Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (e) Each of Acquiror and the Sub shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

                  (f) The Merger shall have been approved by Sky King and the Sky King Shareholders in accordance with the provisions of the CBCA.

                  (g) On or before the Closing, the officers and directors of Acquiror shall have tendered their immediate resignations from office and shall have in conjunction therewith reconstituted the Board of Directors to consist of a maximum of five (5) members and shall have nominated to Acquiror's Board of Directors two (2) individuals designated by the holders of the Sub Preferred Stock and the VDC Designee shall have been designated by the Acquiror's Board of Directors (as such Board was constituted immediately prior to the Closing).

                  (h) Sky King and the Sky King Shareholders shall be reasonably satisfied that the Merger results in a tax-free reorganization under
Section 368 of the Code.

                  (i) Acquiror shall enter into Employment Agreements with each of Frederick A. Moran and James Roberts substantially in accordance with the terms contained within Exhibit 2.2(b)(xii).

                  (j) Acquiror shall have executed and delivered the Escrow Agreement to Sky King and the Escrow Agent.

                  (k) There shall be delivered to Sky King and the Sky King Shareholders an officer's certificate of Acquiror and Sub to the effect that all of the respective representations and warranties of Acquiror and Sub set forth herein are true and complete in all material respects as of the Closing, and the Acquiror and Sub have complied in all material respects with their covenants and agreements set forth herein that are required to be complied with by the Closing.

                  (l) Sky King shall have completed prior to the Closing, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Acquiror.

                  (m) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

                  (n) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

         6.2      Conditions to Acquiror's and the Sub's Obligations.

                  The obligations of Acquiror and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) On or before the Closing, Sky King shall have secured general releases from each of its directors, officers, consultants, employees and shareholders agreeing to: (i) release Sky King, Acquiror and Sub from any and all claims, liabilities, obligations and demands; (ii) terminate any employment agreements; and (iii) terminate any shareholder agreements.

                  (b) On or before the Closing, Sky King shall have secured the resignation of each of its directors and officers except George Finn who will remain the President of Sky King.

                  (c) Acquiror shall have executed employment agreements with Frederick A. Moran and James Roberts substantially in accordance with the terms contained within Exhibit 2.2(b)(xii).

                  (d) No Sky King Shareholder shall have filed with Sky King, prior to the Sky King shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written notice of intent to demand payment for his shares if the proposed action is effectuated, as required by Section 33-861 of the CBCA in order for such shareholder to perfect the right to dissent from such proposed action.

                  (e) The representations and warranties of Sky King and the Sky King Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (f) Sky King and the Sky King Shareholders shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

                  (g) There shall be delivered to Acquiror and Sub an officer's certificate of Sky King to the effect that all of the representations and warranties of Sky King set forth herein are true and complete in all respects as of the Closing, and that Sky King has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing, and there shall be delivered to Acquiror and Sub a certificate signed by the Sky King Shareholders to the effect that the representations and warranties of the Sky King Shareholders set forth herein are true and correct in all material respects and that the Sky King Shareholders have complied in all material respects with their covenants and agreements set forth herein required to be complied with by Closing.

                  (h) Sky King and the Sky King Shareholders shall have executed and delivered the Escrow Agreement to Acquiror and the Escrow Agent.

                  (i) Acquiror and Sub shall have completed prior to the Closing, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, businesses and prospects of Sky King.

                  (j) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

                  (k) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                  (l)      Acquiror's  and  Sub's   Board  of   Directors,   and
shareholders to the extent necessary, shall have approved the Merger in accordance with the DGCL.

                  (m) The Board of Directors and Sky King Shareholders shall have approved the Merger in accordance with the CBCA.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1      Indemnification.


                  (a) Sky King Shareholders. The Sky King Shareholders shall indemnify, defend and hold harmless Acquiror and Sub from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror or Sub which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Sky King or the Sky King Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Sky King or the Sky King Shareholders pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  (b) Acquiror and Sub. Acquiror and Sub shall indemnify, defend and hold harmless Sky King and the Sky King Shareholders from and against any and all Claims, as defined at Subsection 7.1(a) above, incurred by Sky King and/or the Sky King Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror and Sub contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror or the Sub pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  (c) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (i)      Third  Party  Claims.  In the event that any
Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the
Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                           If the  Indemnitee  desires to  participate  in,  but
not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense.

                           (ii)     Non-Third  Party Claims.  In the event  that
the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the
Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 9.8 hereafter.

                                  ARTICLE VIII

                                   TERMINATION

         8.1      Termination.

                  This  Agreement  may be  terminated  and the  Merger  may   be
abandoned  at any time prior to the Closing:

                  (a) by mutual written consent of the board of directors of Acquiror, the Sub, Sky King and the Sky King Shareholders:

                  (b) by any of Acquiror, the Sub, Sky King or the Sky King Shareholders:

                           (i)      if the Closing shall not have occurred on or
before March 31, 1998; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

                           (ii)     if any court of competent  jurisdiction,  or
any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) by Sky King and the Sky King Shareholders if any of the conditions specified in Section 6.1 have not been met and the sole remedy of Sky King and the Sky King Shareholders in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Sky King and the Sky King Shareholders nor Acquiror shall have any claim or action against the other; or

                  (d) by Acquiror and Sub if any of the conditions specified in Section 6.2 have not been met and the sole remedy of Acquiror and Sub in that event, shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither Acquiror and the Sub nor Sky King and the Sky King Shareholders shall have any claim or action against the other.

         8.2      Notice and Effect of Termination.

                  In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, officers or shareholders, except for the provisions of this Section 8.2 and Sections 5.4, 5.9 and 5.11, which shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement provided that the sole remedy available to Sky King and the Sky King Shareholders for any breach of this Agreement by Acquiror or Sub shall be as set forth in Section 7.1 hereof.

         8.3      Extension; Waiver.

                  Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.4      Amendment and Modification.

                  This Agreement may be amended, whether before or after the vote of the Sky King Shareholders or shareholders of Acquiror, by written agreement of Acquiror, the Sub, Sky King and the Sky King Shareholders;

provided, however, that after the approval, if any, of this Agreement by the Sky King Shareholders, no such amendment shall reduce or change the consideration to be received by any Sky King Shareholder in connection with the Merger as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the Sky King Shareholders without the approval of such adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, the Sub, Sky King and the Sky King Shareholders.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      Survival of Representations and Warranties.

                  The respective representations and warranties of Acquiror, the Sub, Sky King and the Sky King Shareholders shall not be deemed waived or otherwise affected by any investigation made by any party. Each representation and warranty shall survive the Closing through all applicable statutes of limitations.

         9.2      Notices.

                  All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

                  (a)      if to Sky King at:

                           Fred Moran, Chairman
                           Sky King Communications, Inc.
                           25 Doubling Road
                           Greenwich, CT  06830
                           Facsimile:  (203) 869-1430

                           with a copy to:

                           George Finn, President
                           Sky King Communications, Inc.
                           25 Doubling Road
                           Greenwich, CT  06830
                           Facsimile:  (203) 869-1430
                           if to Acquiror or the Sub at:

                           Graham Ferguson Lacey
                           VDC Corporation Ltd.
                           Bishopscourt, Kirk Michael
                           Isles of Man
                           British Isles

                           with a copy to:

                           Stephen M. Cohen, Esquire
                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1835 Market Street, 14th Floor
                           Philadelphia, PA  19103
                           Facsimile:  (215) 665-8760

         9.3      Entire Agreement; Assignment.

                  This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

         9.4      Binding Effect; Benefit.

                  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5      Headings.

                  The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6      Counterparts.

                  This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.7      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         9.8      Arbitration.

                  If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

         9.9      Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.10     Release and Discharge.

                  By virtue of their execution of this Agreement, as of the Closing and thereafter, any and all Sky King directors, officers and shareholders hereby agree to release, remise and forever discharge Sky King from and against any and all debts, obligations, liabilities and amounts owing from Sky King prior to the Closing, and Sky King is not obligated to take any action or make any payments to third parties on behalf of the Sky King Shareholders.

         9.11     Certain Definitions.

                  As used herein:

                  (a)      "Act" means the Securities Act of 1933, as amended;

                  (b) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

                  (c) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia;

                  (d) "Dissenting Shares" shall mean the shares of Sky King Common Stock held by the Dissenting Shareholders, as such term is defined in Section 1.5;

                  (e) "Employee Benefit Plan" means any employee benefit plan (as defined in ss. 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, termination pay, stock option or purchase plan, guaranteed annual income plan, fund or arrangement, payroll incentive, policy, fund, agreement or arrangement, non-competition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit program or plan, or any other plan, payroll practice, policy fund agreement or arrangement similar to or in the nature of the foregoing, oral or written;

                  (f) "Escrow Agent" means that person or entity mutually agreed upon by the parties hereto to act as escrow agent to hold, safeguard and disburse the Escrow Shares (as such term is defined in Section 1.3) pursuant to the terms and conditions of this Agreement;

                  (g) "Knowledge" shall mean the actual current knowledge of the executive management of the party to this Agreement to whom knowledge is ascribed together with the knowledge such executive management should reasonably be expected to have in the performance of its duties and responsibilities;

                  (h) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

                  (i)      "Person"   means   any   individual,     corporation,
partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

                  (j) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

                  IN WITNESS WHEREOF, Acquiror, Sub, Sky King and the Sky King Shareholders have caused this Agreement to be signed by their respective officers hereunto duly authorized, effective as of the date first written above.


Attest:                                                      VDC CORPORATION LTD.

                                       44


By:____________________________                              By:       /s/ Graham Ferguson Lacey
                                                                --------------------------------
                                                                   Graham Ferguson Lacey, President

Attest:                                                      VDC (DELAWARE), INC.


By:____________________________                              By:     /s/ Andrew Panzo
                                                                --------------------------------
                                                                   Andrew Panzo, President
                                                             [signatures continue onto next page]
Attest:                                                      SKY KING COMMUNICATIONS, INC.


By:____________________________                              By:     /s/ Frederick A. Moran
                                                                --------------------------------
                                                                   Frederick A. Moran, Chairman

Attest:
                                                             By:      /s/ James Roberts
                                                                --------------------------------
By:____________________________                                     James Roberts, Chief Operating Officer
Witness
                                                             SKY KING SHAREHOLDERS

_____________________________________                             /s/ Frederick W. Moran
                                                                --------------------------------
Name:________________________________                        Signature
Address:______________________________                       Name: Frederick W. Moran
_____________________________________                        Address: :_____________________________

                                                             ---------------------------------------
                                                             Ownership Percentage: 14.2%
Witness

_____________________________________                             /s/ Clayton E. Moran
                                                                --------------------------------
Name:________________________________                        Signature
Address:______________________________                       Name:  Clayton E. Moran
_____________________________________                        Address:_____________________________

                                                             -------------------------------------
                                                             Ownership Percentage: 14.2%

Witness

_____________________________________                            /s/ Kent F. Moran
                                                                --------------------------------
Name:________________________________                        Signature
Address:______________________________                       Name:  Kent F. Moran
_____________________________________                        Address:_____________________________

                                                             -------------------------------------


                                       45

                                                             Ownership Percentage: 13.0%

                                                             [signatures continue onto next page]

                                       46

Witness

_____________________________________                             /s/ Luke F. Moran
                                                                --------------------------------
Name:________________________________                        Signature
Address:______________________________                       Name:  Luke F. Moran
_____________________________________                        Address:_____________________________
                                                             Ownership Percentage: 13.0%

Witness

_____________________________________                             /s/ Frederick A. Moran
                                                                --------------------------------
Name:________________________________                        Signature (Frederick A. Moran)
Address:______________________________

_____________________________________                             /s/ Joan B. Moran
                                                                --------------------------------
Name:________________________________                        Signature (Joan B. Moran)
Address:______________________________                       Name:  Frederick A. and Joan B. Moran
_____________________________________                        Address:  25 Doubling Road
                                                             Greenwich, CT  06830
                                                             Ownership Percentage: .83%

Witness
                                                                         /s/ George Finn
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  George Finn
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .55%

Witness
                                                                  /s/ James C. Roberts, Trustee
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Roberts Family Trust
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: 27.5%

                                                             [signatures continue onto next page]

                                       47


Witness
                                                                 /s/ Henry Jacobs
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Henry Jacobs
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .72%



Witness
                                                                 /s/ Leon G. Cooperman
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Watchung Road Associates, L.P.
Address:______________________________                       By:  Leon G. Cooperman, General Partner
_____________________________________                        Address:_____________________________

                                                             -------------------------------------
                                                             Ownership Percentage: 1.1%



Witness
                                                                 /s/ Wayne Perry
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Wayne Perry
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .66%



Witness
                                                                 /s/ David Wheeler
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  David Wheeler
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .07%

                                                             [signatures continue onto next page]

                                       48

Witness
                                                                  /s/ Charles Glazer
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Charles Glazer
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .27%



Witness
                                                                  /s/ Robert de Rose
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Robert de Rose IRA
Address:______________________________                       Address:_____________________________

-------------------------------------                        -------------------------------------
                                                             Ownership Percentage: .27%



Witness
                                                                  /s/ Jack Daniels
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name:  Daniels Tech, LLC
Address:______________________________                       By:  Jack Daniels, Managing Partner
_____________________________________                        Address:_____________________________
                                                             Ownership Percentage: .11%

                                                             [signatures continue onto next page]

Witness
                                                                 /s/ Jose Carvalho Soares
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name: Jose Carvalho Soares
Address:______________________________                       Address:  Rua Carlos Benedetti 78
_____________________________________                        Nilopolis - Rio de Janeiro
                                                             Brazil Cep 26535
                                                             Ownership Percentage: .8%

                                                             [signatures continue onto next page]

                                       49

Witness
                                                                 /s/ Vicki Walters, Trustee
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name: Capital Growth Trust
Address:______________________________                       Vicki Walters, Trustee
_____________________________________                        Address:  2028 Ryans Run Road
                                                             Lansdale, PA  19446
                                                             Ownership Percentage: 6.0 %


Witness
                                                                 /s/ Harold Chaffe
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name: Godwin Finance Ltd.
Address:______________________________                       Name:  Harold Chaffe
_____________________________________                        Title: Financial Controller
                                                             Address:  Whitehill House
                                                             Newby Road Industrial Estate
                                                             Newby Road
                                                             Hazel Grove
                                                             Stockport, Cheshire  England SK7 5DA
                                                             Ownership Percentage: 3.6%


Witness
                                                                  /s/ Bruno DiSpirito
                                                                --------------------------------
_____________________________________                        Signature
Name:________________________________                        Name: Gibralt Holdings Ltd.
Address:______________________________                       By: Bruno DiSpirito
_____________________________________                        Title:  Vice President
                                                             Address:  1177 Hastings Street
                                                             Suite 2000
                                                             Vancouver, British Columbia  V6E 2K3
                                                             Ownership Percentage: 3.0%


                                 Schedule 4.1(m)
                                 ---------------



Lease between Sky King Communications, Inc. as lessee and D. Loschiava, trustee, as lessor for a residence located at 71 Long Meadow, Riverside, CT for James C. Roberts. The term of the lease is from February 1998 through June 1998, and the monthly rental payment is $4,150.

                                 Schedule 4.1(p)
                                 ---------------


1. Lease between Sky King Communications, Inc. as lessee and D. Loschiava, trustee, as lessor for a residence located at 71 Long Meadow, Riverside, CT for James C. Roberts. The term of the lease is from February 1998 through June 1998, and the monthly rental payment is $4,150.


2. Sky King Communications, Inc. paid James C. Roberts a $25,000 sign-on bonus in January 1998 after he became Sky King's Chief Operating Officer in December 1997.


                               Schedule 4.2(d)(i)
                               ------------------
                          VDC Corporation Ltd. Warrants
                          -----------------------------


Number of Warrants                 Expiration Date                        Exercise Price
------------------                 ---------------                        --------------
455,000                            June 30, 1998                          $4 per share
250,000                            September 30, 1998                     $4 per share
 45,000                            June 30, 1998                          $5 per share


                                 Schedule 4.2(g)
                                 ---------------


                                      None

                               Schedule 5.5(a)(ix)
                               -------------------


Sky King Communications, Inc. plans to acquire Blue Sky International LLC and the Sakalin Telecom Group of companies.